Exhibit 10.34

March 7, 1999

Mr. Jan S. Zwaik
Chief Operating Officer
Chadmoore Wireless Group, Inc.
2875 East Patrick Lane, Suite G
Las Vegas, NV 89120

Dear Jan:

The purpose of this letter is to confirm the engagement of Private Equity Partners LLC ("PEP") by Chadmoore Wireless Group, Inc. (the "Company") effective as of February 24, 1998 (the "Effective Date") to coordinate production of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, draft the MD&A section of such 10-K, and draft potential press releases for the Company as requested. For such services, the Company agrees to issue to PEP or its designee 5,000 (five thousand) freely trading (pursuant to Form S-8) shares of its common stock per month in advance, to be accrued for the benefit of and issued to PEP or its designee by the Company from time to time as requested in writing by PEP within ten business days of such request. This agreement shall remain in effect for six months from the Effective Date and continue thereafter on a month to month basis as mutually agreed upon by PEP and the Company. In addition to any fees or other compensation that may have been paid or be payable hereunder, the Company shall, from time to time upon request, reimburse PEP for all of PEP's out-of-pocket expenses incurred in connection with PEP's engagement hereunder. The Company agrees that the separate agreement dated June 5, 1997 entered into by PEP and the Company providing for the indemnification of PEP by the Company shall be deemed automatically extended to cover and apply to this engagement as well, and the provisions of such indemnification agreement shall survive the termination or effective termination hereof. PEP shall receive written approval from the Company for all press releases, filings, or other work product related to PEP's engagement hereunder prior to its distribution, and the Company agrees that it holds sole responsibility for the final content, accuracy, and completeness of any such documentation. Please confirm that the foregoing is in accordance with your understandings and agreements with PEP by signing and returning one copy of this letter to PEP.

Private Equity Partners LLC

/s/Mark F. Sullivan
Mark F. Sullivan
Managing Partner

Accepted and agreed to as of the date first above written:

Chadmoore Wireless Group, Inc.


By:/s/Robert W. Moore
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Title:  President
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